UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on January 11, 2018, ZAIS Group Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger with ZGH Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Sub”), and Z Acquisition LLC, a Delaware limited liability company (“Parent”) of which Christian Zugel, the Company’s Chairman and Chief Investment Officer (“Mr. Zugel”), is the sole managing member, pursuant to which Sub will be merged with and into the Company (the “Merger”).  At the effective time of the Merger, each share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive $4.10 in cash, without interest and less any applicable withholding taxes, other than (i) shares owned by Parent or which will be acquired by Parent pursuant to the Amended and Restated Share Purchase Agreement, dated as of January 11, 2018, by and among Parent, Ramguard LLC, a Delaware limited liability company (“Ramguard”), and Mr. Zugel, pursuant to which Parent has agreed to purchase 6,500,000 shares owned by Ramguard at a price of $4.10 per share, (ii) shares beneficially owned by the members of Parent (including Mr. Zugel and Daniel Curry, the Company’s President and Chief Executive Officer), Mr. Zugel’s current spouse, and certain trusts for members of Mr. Zugel’s family (Parent, the members of Parent, Mr. Zugel’s current spouse, and the trusts are referred to collectively as the “Parent Group”), (iii) shares acquired pursuant to an exercise of exchange rights (“Exchange Shares”) with respect to Class A Units of ZAIS Group Parent, LLC, a Delaware limited liability company and the Company’s majority-owned subsidiary, by a person who is not a member of the Parent Group, (iv) shares owned by stockholders (if any) who have agreed with Parent to retain certain of their shares of Class A Common Stock (“Rollover Shares”) in connection with the Merger, and (v) shares for which appraisal rights have been properly and validly perfected and not waived, withdrawn, or lost.

In connection with the Merger, a purported stockholder of the Company initiated a putative class action lawsuit, Kunkel v. ZAIS Group Holdings, Inc. et al., Case No. 2:18-cv-04018, in the United States District Court for the District of New Jersey, against the Company, Mr. Zugel, and other members of the Company’s board of directors (the “Defendants”). The complaint, filed on March 22, 2018, alleges that the preliminary proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 16, 2018 and amended on March 19, 2018 (as amended, the “Preliminary Proxy Statement”) omits certain material information in connection with the Merger, which renders the Preliminary Proxy Statement false and misleading. The plaintiff seeks various remedies, including injunctive relief to prevent the consummation of the Merger, a court order directing the Defendants to disseminate a proxy statement that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading, and damages in the event that the Merger is consummated. The Company believes the lawsuit is meritless.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company has filed an amended preliminary proxy statement with the SEC on March 19, 2018, and will file with the SEC and furnish to the Company’s stockholders a definitive proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PRELIMINARY OR DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

A copy of the Preliminary Proxy Statement and other documents filed by the Company with the SEC are available on the SEC’s website at www.sec.gov and on the Company’s website at www.zaisgroupholdings.com, and copies may be obtained without charge upon request to: ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701-1106, Attn: Secretary. Stockholders will be able to obtain a free copy of the definitive proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website, the Company’s website or by directing a request to the Company.

 Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed Merger, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s Common Stock in the Company’s Preliminary Proxy Statement, Annual Report on Form 10-K, filed with the SEC on March 19, 2018, and, when available, the definitive proxy statement. Additional information about the ownership of the Company’s common stock by the Company’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger; (iii) the failure of the proposed Merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; (vii) the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed Merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2017, filed with the SEC on March 19, 2018, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

	By:	/s/ Nisha Motani
Nisha Motani
Chief Financial Officer

Date: March 27, 2018